Exhibit 1.A(8)(b)(liii)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the various contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

WHEREAS, the other investment companies available under the Variable Life Insurance Contracts offered by the Company are listed in Schedule C of the Participation Agreement;

WHEREAS, the funding vehicles for Contracts are listed in Schedule D of the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

The Participation Agreement is hereby amended by substituting for the current Schedules A, C and D amended Schedules A, C and D in the form attached hereto.

Executed this 23 day of April, 2001.

Security Life of Denver Insurance Company		Variable Insurance Products Fund II

BY:	/s/ Jim Livingston	BY:	/s/ Robert C. Pozen
	Jim Livingston		Robert C. Pozen
	Executive Vice President		Senior Vice President
Fidelity Distributors Corporation

		BY:	/s/ Mike Kellogg
Mike Kellogg
Executive Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date of Established by Board of Directors	Contracts Funded By Separate Account

Security Life Separate Account A1 (November 3, 1993)	The Exchequer Variable Annuity (Flexible Premium Deferred Combination Fixed and Variable Annuity Contract)

Security Life Separate Account L1 (November 3, 1993)
  FirstLine Variable Universal Life
  Strategic Advantage Variable Universal Life
  FirstLine II Variable Universal Life
  Strategic Advantage II Variable Universal Life
  Variable Survivorship Universal Life
  Corporate Benefits Variable Universal Life
  Strategic Benefit Variable Universal Life
  Estate Designer Variable Universal Life (Joint and Survivor)
  Asset Portfolio Manager Variable Universal Life

Security Life Separate Account SLDM1 (September 11, 2000)	Magnastar Private Placement Variable Universal Life

Security Life Separate Account SLDM2 (September 11, 2000)

Security Life Separate Account SLDF1 (September 11, 2000)	PeakPlus Private Placement Variable Universal Life

Security Life Separate Account SLDF2 (September 11, 2000)

Security Life Separate Account SLDF3 (September 11, 2000)

Security Life Separate Account SLDF4 (September 11, 2000)

Security Life Separate Account SLDF5 (September 11, 2000)

Schedule C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company (not all funds/portfolios are available in all products):

                    AIM VI Capital Appreciation Portfolio
                    AIM VI Government Securities Portfolio

                    Alger American MidCap Growth Portfolio
                    Alger American Small Capitalization Portfolio
                    Alger American Growth Portfolio
                    Alger American Leveraged Allcap Portfolio

                    Fidelity Investments Variable Insurance Products Fund II
                         Asset Manager Portfolio
                         Index 500 Portfolio

                    GCG Trust
                         Equity Income Portfolio
                         Growth Portfolio
                         Hard Assets Portfolio
                         Limited Maturity Bond Portfolio
                         Liquid Asset Portfolio
                         Mid-Cap Growth Portfolio
                         Research Portfolio
                         Total Return Portfolio
                         Fully Managed Portfolio

                    INVESCO VIF High Yield Fund
                    INVESCO VIF Equity Income Fund
                    INVESCO VIF Total Return Fund
                    INVESCO VIF Utilities Fund
                    INVESCO VIF Small Company Growth Fund

                    Janus Aspen Series
                         Growth Portfolio
                         Aggressive Growth Portfolio
                         International Growth Portfolio
                         Worldwide Growth Portfolio

                    Merrill Lynch
                         Balanced Capital Focus Fund
                         Basic Value Focus Fund
                         Global Growth Focus Fund
                         Index 500 Fund
                         Small Cap Value Focus Fund

                    M Fund, Inc.
                         Brandes International Equity Fund
                         Clifton Enhanced U. S. Equity Fund
                         Frontier Capital Appreciation Fund
                         Turner Core Growth Fund

                    Neuberger Berman Advisers Management Trust
                         Growth Portfolio
                         Limited Maturity Bond Portfolio
                         Partners Portfolio

                    Pilgrim Variable Products Trust
                         Growth Opportunities Portfolio
                         MagnaCap Portfolio
                         MidCap Opportunities Portfolio
                         SmallCap Opportuniities Portfolio

                    Putnam Variable Trust
                         New Opportunities Fund
                         Voyager Fund
                         Growth and Income Fund
                         SmallCap Value Fund

                    Van Eck Worldwide Insurance Trust
                         Bond Fund
                         Emerging Markets Fund
                         Hard Assets Fund
                         Real Estate Fund

Schedule D

Portfolio of the Fund available as funding vehicles under the Contracts:

Initial Class Shares
     Growth Portfolio
     Money Market Portfolio
     Overseas Portfolio

Service Class Shares*
     Growth Portfolio
     Overseas Portfolio

* for the following Contracts only:
     Strategic Benefit
     Asset Portfolio Manager